EXHIBIT 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”) is made and entered into as of February 3, 2020 (the “Effective Date”), by ELYSIUM ENERGY, LLC, a Nevada limited liability company (“Elysium”), ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company (“Elysium LA”), ELYSIUM ENERGY TX, LLC, a Texas limited liability company (“Elysium TX”), POINTE A LA HACHE, L.L.C., a Delaware limited liability company (“Pointe”), TURTLE BAYOU, L.L.C., a Delaware limited liability company (“Turtle”), POTASH, L.L.C., a Delaware limited liability company (“Potash”), RAMOS FIELD, L.L.C., a Delaware limited liability company (“Ramos”), and each direct and indirect Subsidiary of the foregoing from time to time (each a “Debtor” and collectively, “Debtors”), the address for such Debtors, for purposes hereof, being 15915 Katy Freeway, Suite 450, Houston, Texas 77094, Attention: James A. Doris, in favor of 405 WOODBINE LLC, a Delaware limited liability company, as collateral agent (in such capacity, “Secured Party”), the address for which, for purposes hereof, being 405 Lexington Avenue, 59th Floor, New York, NY 10174, Attention: Greg White, for the pro rata benefit of the Lenders.

RECITALS

WHEREAS, the Debtors, Elysium Energy Holdings, LLC, a Nevada limited liability company, the Lenders and Secured Party are parties to that certain Term Loan Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which, upon the terms and conditions stated therein, Secured Party and the Lenders agreed to extend credit to the Debtors; and

WHEREAS, to secure the Obligations, the Debtors have agreed to assign to Secured Party, and grant to Secured Party a security interest in, all right, title and interest in and to the property hereinafter described;

NOW, THEREFORE, (a) in order to comply with the terms and conditions of the Loan Agreement, (b) for and in consideration of the premises and the agreements herein contained and (c) for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Debtors hereby agree as follows:

ARTICLE I
GENERAL TERMS

1.1 Terms Defined Above. As used in this Security Agreement, each of the terms defined in the preamble hereto and the above recital paragraphs shall have the meaning assigned to such term above.

1.2 Definitions Contained in Loan Agreement. Each term used herein beginning with a capital letter which is not defined herein shall have the meaning assigned to such term in the Loan Agreement, unless the context hereof otherwise requires.

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1.3 Certain Definitions. As used in this Security Agreement, each of the following terms shall have the meaning set forth for such term below, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as in effect in the State of New York or any other relevant jurisdiction from time to time.

“Collateral” shall mean all Property, including, without limitation, cash or other proceeds, in which Secured Party shall have a security interest pursuant to Article II of this Security Agreement.

“Gas” shall have the meaning assigned to such term in Article II hereof.

“Pledged Securities” means, collectively, (a) any shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, the Debtors while this Security Agreement is in effect; and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any, and (vi) all books and records relating to any of the Property referred to in this definition.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Related Rights” shall mean all chattel papers, documents and instruments relating to the Accounts or the General Intangibles and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any Accounts or General Intangibles or any such chattel papers, documents or instruments.

“Release Date” shall mean the date upon which (i) all Secured Obligations (including, without limitation, all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Term Loans, and all fees, costs, expenses and other amounts payable under the Loan Agreement and the other Loan Documents) shall have been paid in full in cash (other than contingent indemnification obligations and obligations under or in respect of Agreements), (ii) all of the Commitments have been terminated, and (iii) no Commodity Hedge Agreement is outstanding and all amounts payable by the Debtors or any Subsidiary to any Approved Hedge Counterparty under any Commodity Hedge Agreement shall have been paid in full, or if any Commodity Hedge Agreement is outstanding, credit support arrangements acceptable in the sole discretion of the Approved Hedge Counterparty party thereto have been made to secure the Debtors’ or any Subsidiary’s obligations thereunder to such Approved Hedge Counterparty, or such Commodity Hedge Agreement has been novated or assigned to one or more third parties and all amounts required to be paid by the Debtors or any Subsidiary in respect of any such novation shall have been paid in full.

“Secured Obligations” shall mean the Obligations and all renewals and extensions thereof.

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1.4 Terms Defined in Code. All terms used herein which are not defined herein or in the Loan Agreement but are defined in the Code shall have the same meaning as defined in the Code, unless the context otherwise requires.

ARTICLE II
SECURITY INTEREST

To secure the Secured Obligations, each Debtor hereby grants to Secured Party a continuing security interest in, a general lien upon, and a right of set-off against, the following described Property of such Debtor:

(a) all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Securities Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, letters of credit, Letter of Credit Rights, advices of credit, money, As-Extracted Collateral (including As-Extracted Collateral from each Debtor’s present and future operations, regardless of whether such mineral or gas interests are presently owned or hereafter acquired by such Debtor), Commercial Tort Claims, Equipment, Inventory, Fixtures and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including, without limitation, all insurance policies and proceeds thereof);

(b) to the extent, if any, not included in clause (a) above, each Debtor’s present and future contracts, agreements, arrangements or understandings (i) for the sale, supply, provision or disposition of any natural gas, casinghead gas, all other hydrocarbons not defined as oil, carbon dioxide, and helium or other substances of a gaseous nature (“Gas”), oil or other minerals by such Debtor or any one or more of its agents, representatives, successors or assigns to any purchaser or acquirer thereof, and all products, replacements and proceeds thereof (including, without limitation, all Gas or oil sales contracts) and (ii) relating to the mining, drilling or recovery of any mineral, crude oil or gas reserves for the benefit of or on behalf of such Debtor or any of its agents, representatives, successors or assigns (including, without limitation, all contract mining, drilling or recovery agreements and arrangements), and all products and Proceeds thereof and payments thereunder, together with all products and Proceeds (including, without limitation, all insurance policies and proceeds) of and any Accessions to any of the foregoing;

(c) to the extent, if any, not included in above, all Gas, oil and other minerals severed or extracted from the ground (specifically including all “As-Extracted Collateral” of each Debtor and all severed or extracted Gas purchased, acquired or obtained from other parties), and all Accounts, General Intangibles and products and Proceeds thereof or related thereto, regardless of whether any such Gas, oil or other minerals are in raw form or processed for sale;

(d) to the extent, if any, not included above, each and every other item of personal Property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements (including, without limitation, Commodity Hedge Agreements), and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) and any Accessions to any of the foregoing;

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(e) all present and future business records and information, including, without limitation, computer tapes and other storage media containing the same and computer programs and software (including, without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information; and

(f) any additional Property of each Debtor from time to time delivered to or deposited with Secured Party as security for the Secured Obligations or otherwise pursuant to the terms of this Security Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Security Agreement, each Debtor represents and warrants to Secured Party (which representations and warranties will survive the creation of the Secured Obligations and any other extension of credit under the Loan Agreement) that:

3.1 Ownership and Liens. Except for the security interest of Secured Party granted in this Security Agreement and other Permitted Liens, each Debtor owns good and marketable title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of any other Liens. Each Debtor has full right, power and authority to grant a security interest in the Collateral with respect to which it has purported to grant a security interest hereunder to Secured Party in the manner provided herein, free and clear of any other Liens, adverse claims and options other than Permitted Liens. No other Lien created by such Debtor or is known by such Debtor to exist with respect to any Collateral; and no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, other than those in favor of Secured Party and other Permitted Liens. At the time the security interest in favor of Secured Party attaches, good and marketable title to all after-acquired Property included within the Collateral, free and clear of any other Liens, other than Permitted Liens, will be vested in such Debtor.

3.2 Status of Accounts. Each Account now existing represents, and each Account hereafter arising will represent, the valid and legally enforceable indebtedness of a bona fide account debtor arising from the sale or lease or rendition by the Debtors of goods and/or services and is not and will not be subject to contra accounts, set-offs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Secured Party in writing; such goods will have been delivered to, or be in the process of being delivered to, the Debtors, and such services will have been rendered by the Debtors to the account debtor and accepted by the account debtor; and the amount shown as to each Account of each Debtor on such Debtor’s books will be the true and undisputed amount owing and unpaid thereon, subject to any discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party in writing.

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3.3 Status of Related Rights. All Related Rights of the Debtors are, and those hereafter arising will be, valid and genuine.

3.4 Location. The office where the Debtors keeps its records concerning its Accounts and the General Intangibles and the originals of all of the Related Rights of such Debtor is 15915 Katy Freeway, Suite 450, Houston, Texas 77094. The jurisdiction of organization for each Debtor is set out in Schedule 3.4 to this Agreement. The Debtors’ chief executive office and chief place of business is 15915 Katy Freeway, Suite 450, Houston, Texas 77094.

3.5 Collateral Matters.

(a) Receivables.

(i) No amount payable to any Debtor under or in connection with any Receivable (in an aggregate amount in excess of $10,000 for all such Receivables) is evidenced by any Instrument or Chattel Paper which has not been delivered to Secured Party.

(ii) None of the obligors on any Receivables (in an aggregate amount in excess of $10,000 for all such Receivables) is a Governmental Authority.

(iii) The amounts represented by each Debtor to Secured Party from time to time as owing to such Debtor in respect of the Receivables will at such times be accurate (subject to offsets and refunds in the ordinary course of business).

(b) Commercial Tort Claims.

(i) On the date hereof, except to the extent listed in Schedule 3.5(b), Debtors have no knowledge of rights in any Commercial Tort Claim.

(ii) Upon the filing of a financing statement referred to in Section 4.5 against Debtors in their state of organization covering any Commercial Tort Claim, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of Secured Party, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of Debtors and any Persons purporting to purchase such Collateral from each Debtor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens.

(c) Certificated Collateral. No Equipment and/or Inventory is covered by a certificate of title pursuant to applicable law other than certain motor vehicles described on Schedule 3.5(c) attached hereto.

(d) Deposit Accounts. Schedule 3.5(d) lists all Deposit Accounts owned by each Debtor in its own name.

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(e) Pledged Notes. There are no promissory notes issued to or held by the Debtors (other than promissory notes issued in connection with extensions of trade credit by the Debtors in the ordinary course of business).

(f) Pledged Securities. There are no Pledged Securities owned by the Debtors other than the 100% membership interest of each of Elysium LA, Elysium TX, Pointe, Turtle, Potash and Ramos owned by Elysium.

3.6 Secured Party’s Security Interest. This Security Agreement creates a valid and binding security interest in the Collateral securing the Secured Obligations. All filings (which filings with Governmental Authorities are described in Article IV of this Security Agreement) and other actions necessary to perfect or protect such security interest will be promptly taken by the Debtors. No further or subsequent filing, recording, registration or other public notice of such security interest in the Collateral is necessary in any governmental office or jurisdiction in order to perfect such security interest or to continue, preserve or protect such security interest except for continuation statements or for filings upon the occurrence of any of the events stated in Article IV of this Security Agreement. Such perfected security interest in the Collateral constitutes a first-priority (except as to Permitted Liens) security interest under the Code.

ARTICLE IV
COVENANTS AND AGREEMENTS

Each Debtor covenants and agrees with Secured Party that from and after the date of this Security Agreement until the Release Date:

4.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to Secured Party, duly indorsed in a manner satisfactory to Secured Party, to be held as Collateral pursuant to this Security Agreement; provided that no such Instrument, Certificated Security or Chattel Paper shall be required to be delivered to Secured Party so long as the aggregate amount payable evidenced by all such undelivered Instruments, Certificated Securities or Chattel Papers does not exceed $10,000.

4.2 Maintenance of Perfected Security Interest; Perfection Certificate Updated; Further Documentation.

(a) The Debtors shall maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 3.6 and shall defend such security interest against the material claims and demands of all Persons whomsoever, subject to the rights of the Debtors under the Loan Documents to dispose of the Collateral.

(b) The Debtors will furnish to Secured Party on or before the forty-fifth (45th) day after the close of each fiscal quarter, an updated perfection certificate in the form delivered by the Debtors prior to the date hereof or such other form reasonably approved by Secured Party.

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(c) The Debtors will furnish to Secured Party from time to time statements and schedules further identifying and describing the Property of such Debtor and such other reports in connection therewith as Secured Party may reasonably request, all in reasonable detail.

(d) At any time and from time to time, upon the written request of Secured Party, and at the sole expense of the Debtors, the Debtors will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable Secured Party to obtain “control” (within the meaning of the Code) with respect thereto.

4.3 Notices. Debtors will advise Secured Party promptly upon any Responsible Officer obtaining knowledge thereof, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of Secured Party to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.4 Receivables.

(a) Other than to the extent deemed prudent business conduct to be determined in good faith by the Debtors, the Debtors will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b) The Debtors will deliver to Secured Party a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.5 Commercial Tort Claims. If any Debtor shall obtain an interest in any Commercial Tort Claim, such Debtor shall within thirty (30) days of a Responsible Officer obtaining knowledge of such interest sign and deliver documentation acceptable to Secured Party granting a security interest under the terms and provisions of this Security Agreement in and to such Commercial Tort Claim.

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4.6 Financing Statement Matters. The Debtors recognize that one or more financing statement pertaining to the Collateral will be filed in one or more filing offices. The Debtors will promptly notify Secured Party of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recordings for the purpose of perfecting a security interest in the Collateral. Without limiting the foregoing, the Debtors will (a) promptly notify Secured Party of any change (i) in the location of the office where such Debtor keeps its records concerning its Accounts or (ii) in the “location” of such Debtor within the meaning set forth in the Code of such Debtor’s jurisdiction of formation; (b) prior to any of the Collateral provided by any Debtor becoming so related to any particular real estate so as to become a fixture on such real estate, notify Secured Party of the description of such real estate and the name of the record owner thereof, to the extent such real estate is not already encumbered in favor or for the benefit of Secured Party to secure the Secured Obligations; and (c) promptly notify Secured Party of any change in any Debtor’s name, identity or structure. In any notice furnished pursuant to this paragraph, the Debtor will expressly state that the notice is required by this Security Agreement and contains facts that will or may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral. Further, the Debtors authorize Secured Party to file, at the expense of the Debtors, any and all financing statements, pursuant to Article 9 of the Code, as Secured Party deems necessary, in its sole discretion, in conjunction with this Security Agreement. The Debtors agrees that such financing statements may describe the Collateral in the same manner as described in this Security Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Debtor, or such other description as Secured Party, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail.

ARTICLE V
RIGHTS, REMEDIES AND WARRANTIES

5.1 With Respect to Collateral. If an Event of Default under the Loan Agreement has occurred, Secured Party is hereby fully authorized and empowered (without the necessity of any further consent or authorization from any Debtor) and the right is expressly granted to Secured Party, and each Debtor hereby appoints Secured Party as their attorney-in-fact and agent to act for it and in its name, place and stead, with full power of substitution, in Secured Party’s name or such Debtor’s name or otherwise, for the sole use and benefit of Secured Party, but at the Debtors’ cost and expense, to exercise, without notice, all or any of the following powers at any time with respect to all or any of the Collateral:

(a) to notify account debtors or the obligors on the Accounts, the General Intangibles and the Related Rights to make and deliver payment to Secured Party;

(b) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due by virtue thereof and otherwise deal with proceeds;

(c) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, Documents and other negotiable and non-negotiable Instruments and Chattel Paper taken or received by Secured Party in connection therewith;

(d) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

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(e) to sell, transfer, assign or otherwise deal in or with the same or the Proceeds or avails thereof or the relative goods, as fully and effectively as if Secured Party were the absolute owner thereof; and

(f) to extend the time of payment of any or all thereof and to grant waivers and make any allowance or other adjustment with reference thereto;

provided, however, Secured Party shall be under no obligation or duty to exercise any of the powers hereby conferred upon it and shall be without liability for any act or failure to act in connection with the collection of, or the preservation of any rights under, any Collateral.

5.2 Default Remedies. Upon the occurrence of any Event of Default, Secured Party may then, or at any time thereafter and from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any brokers’ board or securities exchange, either for cash or upon credit or for future delivery, at such price as Secured Party may deem fair, and Secured Party may be the purchaser of any or all Collateral so sold and may hold the same thereafter in its own name free from any claim of the Debtors or right of redemption. No such purchase or holding by Secured Party shall be deemed a retention by Secured Party in satisfaction of the Secured Obligations. All demands, notices and advertisements and the presentment of Property at sale are hereby waived. If, notwithstanding the foregoing provisions, any applicable provision of the Code or other law requires Secured Party to give reasonable notice of any such sale or disposition or other action, the Debtors hereby agrees that ten (10) days’ prior written notice shall constitute reasonable notice. Secured Party may require the Debtors to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to Secured Party and the Debtors. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Secured Party.

5.3 Right of Set-Off. Upon the occurrence of any Event of Default, Secured Party is hereby authorized to then, or at any time thereafter and from time to time, without notice to the Debtors (any such notice being expressly waived by the Debtors), apply and set-off against the Secured Obligations (i) any and all deposits (general or special, time or demand, provisional or final) of each Debtor at any time held by Secured Party; (ii) any and all other claims of each Debtor against Secured Party, now or hereafter existing, (iii) any and all other indebtedness at any time owing by Secured Party to or for the account of each Debtor; (iv) any and all money, Instruments, securities, Documents, Chattel Paper, credits, claims, demands and other Property, rights or interests of each Debtor which at any time shall come into the possession or custody or under the control of Secured Party, for any purpose; and (v) the Proceeds of any of the foregoing Property, in accordance with the Loan Agreement, as if the same were included in the Collateral, and each Debtor hereby grants to Secured Party a security interest in, a general lien upon and a right of set-off against the foregoing described Property as security for the Secured Obligations. Secured Party shall have the right to so set-off and apply such Property against the Secured Obligations regardless of whether or not Secured Party shall have made any demand for payment of any of the Secured Obligations or shall have given any other notice. Secured Party agrees to promptly notify the Debtors after any such set-off and application; provided, however, the failure of Secured Party to give any such notice shall not affect the validity of such set-off and application. The rights of Secured Party under this Section 5.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Secured Party may have.

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5.4 Proceeds. Following the occurrence of any Event of Default, the proceeds of any sale or other disposition of the Collateral and all sums received or collected by Secured Party from or on account of the Collateral shall be applied by Secured Party in the manner set forth in the Loan Agreement.

5.5 Secured Party’s Lack of Duties. The powers conferred upon Secured Party by this Security Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or other notice or demand in connection with any Collateral or the Secured Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Secured Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession, but need not take any steps to keep the Collateral identifiable. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

5.6 Secured Party’s Actions. To the extent permitted by applicable law, each Debtor waives any right to require Secured Party to marshal or proceed against any Person, exhaust any Collateral or pursue any other remedy in Secured Party’s power, and each Debtor waives any and all notice of acceptance of this Security Agreement or of creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations from time to time. All dealings between each Debtor and Secured Party, whether or not resulting in the creation of the Secured Obligations, shall conclusively be presumed to have been had or consummated in reliance upon this Security Agreement. Until the Release Date, each Debtor shall not have any right to subrogation, and each Debtor waives any benefit of and any right to participate in any Collateral or security whatsoever now or hereafter held by Secured Party. Each Debtor authorizes Secured Party, without notice or demand and without any reservation of rights against such Debtor and without affecting such Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take and hold any other Property as collateral, other than the Collateral, as security for any or all of the Secured Obligations and exchange, enforce, waive and release any or all of the Collateral or such other Property to the Secured Obligations; and (b) apply the Collateral or such other Property and direct the order or manner of sale thereof as Secured Party in its discretion may determine, subject, however, to the provisions of the Loan Agreement.

5.7 Transfer of Secured Obligations and Collateral. Any of the Secured Obligations may be transferred, in whole or in part, in accordance with the provisions of the Loan Documents, and, upon any such transfer, Secured Party may transfer any or all of the Collateral and shall be fully discharged thereafter from all liability with respect to the Collateral so transferred, and the transferee shall be vested with all rights, powers and remedies of Secured Party hereunder with respect to Collateral so transferred; but with respect to any Collateral not so transferred, Secured Party shall retain all rights, powers and remedies hereby given. Secured Party may at any time deliver any or all of the Collateral to the Debtors, whose receipt shall be a complete and full acquittance for the Collateral so delivered, and Secured Party shall thereafter be discharged from any liability therefor.

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5.8 Cumulative Security. The execution and delivery of this Security Agreement in no manner shall impair or affect any other security (by endorsement or otherwise) for the Secured Obligations. No security taken hereafter as security for the Secured Obligations shall impair in any manner or affect this Security Agreement. All such present and future additional security is to be considered as cumulative security.

5.9 Continuing Agreement. This is a continuing Security Agreement and the grant of the security interest hereunder shall remain in full force and effect and all the rights, powers and remedies of Secured Party hereunder shall continue to exist until the Secured Obligations are paid in full as the same become due and payable, until the Debtor is entitled to obtain the release hereof pursuant to the Loan Agreement and until Secured Party, upon request of the Debtor, has executed a written termination statement, reassigned to the Debtor, without recourse, the Collateral and all rights conveyed hereby and returned possession of the Collateral in its possession to Debtor.

5.10 Cumulative Rights. The rights, powers and remedies of Secured Party hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of any other rights, powers and remedies of Secured Party. Furthermore, regardless of whether or not the Code is in effect in the jurisdiction where such rights, powers and remedies are asserted, Secured Party shall have the rights, powers and remedies of a secured party under the Code. Secured Party may exercise its bankers’ lien or right of set-off with respect to the Secured Obligations in the same manner as if the Secured Obligations were unsecured.

5.11 Exercise of Rights. Time shall be of the essence for the performance by the Debtors of any act under this Security Agreement or in respect of the Secured Obligations, but neither Secured Party’s acceptance of partial or delinquent payments nor any forbearance, failure or delay by Secured Party in exercising any right, power or remedy shall be deemed a waiver of any obligation of the Debtors or of any right, power or remedy of Secured Party or preclude any other or further exercise thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

5.12 Remedy and Waiver. Secured Party may remedy any Default and may waive any Default without waiving the Default remedied or waiving any prior or subsequent Default.

5.13 Non-Judicial Remedies. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and each Debtor expressly waives, renounces and knowingly relinquishes any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process. In so providing for non-judicial remedies, each Debtor recognizes and concedes that such remedies are consistent with the usage of the trade, are responsive to commercial necessity and are the result of bargain at arm’s length. Nothing herein is intended to prevent Secured Party from resorting to judicial process at its option.

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ARTICLE VI
MISCELLANEOUS

6.1 Preservation of Liability. Neither this Security Agreement nor the exercise by Secured Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Person liable on the Secured Obligations from liability on the Secured Obligations and for any deficiency thereon.

6.2 Notices. Any notice or demand under this Security Agreement or in connection with this Security Agreement may be given as provided in the Loan Agreement.

6.3 WAIVER OF RIGHTS TO JURY TRIAL. The parties hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation based on, or arising out of, under or in connection with this Agreement or any document executed in connection with this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party with respect hereto.

6.4 VENUE AND JURISDICTION. The parties agree that New York, New York County, New York is proper venue for any action or proceeding brought by either party under, in connection with, or relating to this Agreement, whether in contract, tort or otherwise. Any action or proceeding must be brought in state or federal court in such county to the extent not prohibited by applicable law. To the extent permitted by applicable law, each party hereto irrevocably (a) submits to the exclusive jurisdiction of such courts and (b) waives all objection and defenses he may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum.

6.5 Governing Law. This Security Agreement and the security interest granted hereby shall be governed by the laws of the State of New York, without giving effect to principles thereof relating to conflicts of law.

6.6 Amendment and Waiver. This Security Agreement may not be amended (nor may any of its terms be waived) except in the manner provided in the Loan Agreement.

6.7 Invalidity. In case any provision of this Security Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Survival of Agreements. All covenants and agreements of the Debtors herein not fully performed before the effective date of this Security Agreement shall survive such date.

6.9 Successors and Assigns. All representations and warranties of the Debtors herein, and the covenants and agreements herein contained by or on behalf of the Debtors, shall bind the Debtors and the Debtors’ legal representatives, successors and assigns and shall inure to the benefit of Secured Party, its successors and assigns.

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6.10 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Security Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

6.11 Counterparts. This Security Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the date hereof upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Security Agreement containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Security Agreement by each party hereto and shall constitute one instrument.

6.12 Conflict with Loan Agreement. In the event of a conflict between any provision of this Security Agreement and a provision that is in the Loan Agreement, the provision of the Loan Agreement shall control; provided, however, the inclusion in this Security Agreement of a provision with respect to which there is no corresponding provision in the Loan Agreement shall not constitute a conflict with any provision of the Loan Agreement.

(Signature pages follow)

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This Security Agreement has been executed by Debtor and Secured Party as of the date first written above.

DEBTORS: ELYSIUM ENERGY, LLC, a Nevada limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

ELYSIUM ENERGY LA, LLC, a Louisiana limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

ELYSIUM ENERGY TX, LLC, a Texas limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

POINTE A LA HACHE, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

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TURTLE BAYOU, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

POTASH, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

RAMOS FIELD, L.L.C., a Delaware limited liability company

By:	/s/ James A. Doris
Name:	James A Doris
Title:	President and Chief Executive Officer

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SECURED PARTY: 405 WOODBINE LLC, a Delaware limited liability company

By:	/s/ Lawrence Cutler
Lawrence Cutler
Authorized Signatory

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